UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2019 (October 8, 2019)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road	Marysville	Ohio	43041
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 stated value	SMG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 8, 2019, The Scotts Miracle-Gro Company (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), among the Company, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”) and J. P. Morgan Securities LLC (the “Representative”), as an initial purchaser and representative of the several other initial purchasers named in the Purchase Agreement (together with the Representative, collectively, the “Initial Purchasers”), pursuant to which the Company has agreed to issue and sell $450 million aggregate principal amount of 4.500% senior notes due 2029 (the “4.500% Senior Notes”) to the Initial Purchasers in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s obligations under the 4.500% Senior Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Subsidiary Guarantors. The issuance and sale of the 4.500% senior notes is expected to close on October 22, 2019, subject to customary closing conditions.

The Company intends to use the proceeds (net of fees and expenses incurred in connection with the offering) from the sale of the 4.500% Senior Notes to redeem all of its outstanding 6.000% senior notes due 2023 (the 6.000% Senior Notes”) in accordance with the indenture governing the 6.000% Senior Notes and for general corporate purposes. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the 6.000% Senior Notes.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and the terms and conditions for the sale of the 4.500% Senior Notes, including customary termination provisions. In addition, the Company has agreed to indemnify the Initial Purchasers against certain liabilities arising from the transactions contemplated by the Purchase Agreement or to contribute to payments required to be made by the Initial Purchasers in respect of those liabilities. The Company and the Subsidiary Guarantors have also agreed that, as of the closing of the sale of the 4.500% Senior Notes, the Company will enter into a registration rights agreement with the Representative under which the Company will agree to file (or cause to be filed) with the Securities and Exchange Commission after the date of the initial issuance of the 4.500% Senior Notes a registration statement with respect to a registered offer to exchange the 4.500% Senior Notes for publicly registered notes.

The 4.500% Senior Notes will be issued under and governed by an indenture among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, to be entered into as of the closing of the sale of the 4.500% Senior Notes. The 4.500% Senior Notes will not be registered under the Securities Act or the securities laws of any other jurisdiction, and accordingly may be resold in accordance with the Purchase Agreement only to “qualified institutional buyers” (as such term is defined in Rule 144A under the Securities Act) and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The closing of the sale of the 4.500% Senior Notes is subject to the satisfaction of certain closing conditions contained in the Purchase Agreement and, as a result, there can be no assurance that the sale of the 4.500% Senior Notes will be completed.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the 4.500% Senior Notes.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:
Not applicable.

(d) Exhibits:

Exhibit No.	Description
10.1
Purchase Agreement, dated as of October 8, 2019, among The Scotts Miracle-Gro Company, the subsidiary guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated:	October 15, 2019	By:	/s/ THOMAS RANDAL COLEMAN
Printed Name: Thomas Randal Coleman
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated October 15, 2019
The Scotts Miracle-Gro Company

Exhibit No.	Description
10.1
Purchase Agreement, dated as of October 8, 2019, among The Scotts Miracle-Gro Company, the subsidiary guarantors named therein and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document